Exhibit 99.2

UNANIMOUS WRITTEN CONSENT OF DIRECTORS

IN LIEU OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS

OF

WATER NOW, INC.

The undersigned, being all of the directors of Water Now, Inc. (the “Corporation”), a Texas corporation, do hereby consent to the adoption of the following resolutions by written consent, without a meeting of the Board of Directors of the Corporation:

1)	APPOINTMENT OF ADDITIONAL DIRECTOR.

WHEREAS, Article III, Section 3, of the Bylaws of the Corporation provides that the Board of Directors of the Corporation may fill a vacancy occurring in the Board of Directors; and

WHEREAS, Article IV, Section 1, of the Bylaws of the Corporation provides that the Board of Directors of the Corporation may appoint officers as deemed appropriate by the Board; and

WHEREAS, the Board of Directors desires to appoint a director to fill the vacant position on the Board;

NOW, THEREFORE, BE IT RESOLVED, that as of the effective date hereof, Steve Grider be and hereby is, elected to fill the vacancy on the Board; and be it

2)	APPOINTMENT OF CHIEF OPERATING OFFICER.

RESOLVED FURTHER, that Steve Grider be appointed as the Corporation’s Chief Operating Officer, to serve until his successor shall be duly elected, unless he resigns, is removed from office or is otherwise disqualified from serving as an officer of the Corporation, to take this office immediately upon such appointment; and be it

RESOLVED FURTHER, that the officers of the Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions; and be it

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation. This written consent shall be filed in the Minute Book of the Corporation and become a part of the records of the Corporation.

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       IN WITNESS WHEREOF, the undersigned has executed this Unanimous Written Consent as of the 8th day of April, 2022.

/s/ Gary Westerlage
Gary Westerlage